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                                                                   EXHIBIT 10(g)

                   BROWN-FORMAN 2004 OMNIBUS COMPENSATION PLAN
                     EMPLOYEE STOCK APPRECIATION RIGHT AWARD

    Capitalized terms used below have the definitions assigned to them in the
      Brown-Forman 2004 Omnibus Compensation Plan, effective July 22, 2004
                      (the "Plan"), or as defined herein.

                                                     SUMMARY
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
Participant:                         [NAME]
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Grant Date:                          [DATE]
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First Exercise Date:                 [DATE]
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Expiration Date:                     [DATE]
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Number of Shares:                    [NUMBER]
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Class of Shares:                     BROWN-FORMAN CORPORATION CLASS B COMMON
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Grant Price:                         $[PRICE]
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

THIS AWARD, effective as of the Grant Date set out above, represents the grant of a stock appreciation right by Brown-Forman Corporation, a Delaware corporation (the "Company") to the Participant named above, who is an employee of the Company or one or more of its subsidiaries, pursuant to the Plan.

1. GRANT OF STOCK APPRECIATION RIGHT. The Company hereby grants to the Participant a Stock-Settled Stock Appreciation Right (the "SSAR"), subject to the terms and conditions set out within this Award and to the terms of the Plan.

2. VALUE OF THE SSAR. The SSAR shall entitle the Participant, upon exercise of the SSAR (in whole or in part), to receive from the Company an amount (payable in the form of Class B Common Shares) determined by multiplying:

A) the appreciated value of one Class B Common Share, calculated as the Fair Market Value of one Class B Common Share on the date of exercise minus the Grant Price as shown above; by

B) the number of Class B Common Shares with respect to which the SSAR is exercised.

3. TERM. The term of this Award is for a period of ten years from the first day of the fiscal year of grant. To exercise the SSAR, the Participant must remain continuously employed by the Company for at least three years from the first day of the fiscal year of grant, except as provided in Section 6 below. Assuming continuous employment, the SSAR will become exercisable on the First Exercise Date shown above, and it must be exercised before the close of business on the Expiration Date shown above.

4. HOW TO EXERCISE THE SSAR. The SSAR may be exercised by delivery of written notice in a prescribed form to the Company at its executive offices, addressed to the attention of the Compensation Department in Louisville, Kentucky. Such notice shall state the Participant's intention to exercise the SSAR and shall provide the number of Class B Common Shares as to which the SSAR is to be exercised. Such written notice must be signed by the Participant or his or her legal representative. SSAR's may be exercised in whole or in part, but not for fewer than

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500 shares at any one time, unless the SSAR being exercised has less than 500 remaining shares.

     As soon as practicable after the receipt of the Participant's written notice to exercise the SSAR (in whole or in part), the Company shall cause to be delivered to the Participant or his or her legal representative, as the case may be, one or more certificates for the Class B Common Shares due to the Participant upon exercise. The Class B Common Share certificate(s) shall be issued in the Participant's name (or, at the discretion of the Participant, jointly in the name of the Participant and the Participant's spouse).

5. FORM OF PAYMENT. The Company shall satisfy its obligation upon the Participant's exercise of the SSAR (in whole or in part) in Class B Common Shares based upon the Fair Market Value or the Company's Class B Common Shares on the date of exercise, as determined by the Plan Administrator in its sole discretion. Notwithstanding the foregoing, no fractional Share shall be distributed in settlement of the SSAR and any portion of the SSAR which would be settled in a fractional Share shall be rounded up to a whole Share with no additional payment to be made in cash except as otherwise permitted by the Internal Revenue Service under an exemption from the application of IRC Section 409A.

6. TERMINATION OF EMPLOYMENT. In the event the Participant does not remain continuously employed by the Company during the term of the SSAR, the following rules will apply:

A) Retirement. Retirement means termination of employment on or after reaching age 55 with at least five (5) full years of service, or on or after reaching age 65 with any service. If the Participant terminates employment by reason of Retirement, the SSAR will continue in force until the earlier of (a) the Expiration Date; or (b) the end of seven years following the date of Retirement. Retirement does not affect the First Exercise Date.

B) Death. If the Participant dies, the SSAR will immediately become exercisable (if not already exercisable) but the SSAR must be exercised by the earlier of (a) the Expiration Date or (b) the end of five years following the date of death. An exercisable SSAR shall be exercised by the person(s) named as the Participant's beneficiary(ies), or, if the Participant has not named one or more beneficiaries, by whoever has acquired the Participant's rights by will or by the laws of descent and distribution.

C) Termination for Cause. A SSAR granted to a Participant who is terminated for cause, as defined in the Plan, shall expire immediately as of the date and time that the Participant is notified of the termination and may not be exercised.

D) Voluntary Termination. A SSAR granted to a Participant who terminates employment voluntarily shall continue in force until the earlier of (a) the Expiration Date or (b) the end of thirty days following the date of termination. Voluntary Termination does not affect the First Exercise Date.

E) Termination for any Other Reasons. If the Participant's employment terminates for any reason other than those set out in items A through D immediately above, and in the absence of any action by the Plan Administrator, the SSAR shall expire immediately as of the time and date of termination, and may not be exercised. However, the Plan


                                  Page 2 of 5
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     Administrator, in its sole discretion, based on the facts and circumstances of such termination, may accelerate the First Exercise Date of all or any portion of the SSAR, and/or may delay the expiration of all or any portion of the SSAR to any date not later than the Expiration Date.

7. CHANGE IN CONTROL OR POTENTIAL CHANGE IN CONTROL. In the event of a Change in Control or Potential Change in Control of the Company, as defined in the Plan, the First Exercise Date and the Participant's rights with respect to the SSAR shall be governed by the terms of Article 11 of the Plan.

8. RIGHTS AS A SHAREHOLDER. The Participant has no rights as a shareholder (including, but not limited to, the right to receive dividends or dividend equivalents, or to vote on shareholder issues) with respect to Shares potentially available upon exercise of the SSAR. Shareholder rights accrue only to holders of Shares issued and delivered pursuant to exercise of the SSAR.

9. RESTRICTIONS ON TRANSFER. The SSAR may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, the SSAR shall be exercisable during the Participant's lifetime only by the Participant or the Participant's duly appointed legal representative.

10. RECAPITALIZATION. If there is any change in the Company's Shares through the declaration of Share dividends or through recapitalization resulting in Share splits or through merger, consolidation, exchange of Shares, or otherwise, the Plan Administrator may adjust the number and class of Shares subject to the SSAR, as well as the Grant Price, to prevent dilution or enlargement of rights.

11. BENEFICIARY DESIGNATION. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Award is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when delivered during the Participant's lifetime to the Company at its executive offices, addressed to the attention of the Compensation Department in Louisville, Kentucky.

12. CONTINUATION OF EMPLOYMENT. This Award shall not confer upon the Participant any right to continued employment by the Company, nor shall this Award interfere in any way with the Company's right to terminate the Participant's employment at any time. A transfer of the Participant's employment between the Company and any of its subsidiaries, or between any divisions or subsidiaries of the Company shall not be deemed a termination of employment.

13. TAX CONSEQUENCES. By accepting the SSAR, the Participant acknowledges that
(i) he or she understands that upon either the grant or the exercise of the SSAR, he or she may recognize adverse tax consequences, and (ii) he or she understands that the Company may deduct or withhold, or require the Participant to remit to the Company, an amount of Class B Common Shares sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise of the Participant's rights under this Award. You are encouraged to consult with a qualified tax advisor concerning the


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SSAR. In addition, the Participant agrees that the SSAR shall be administered and settled as required for the SSAR to be deemed not to be deferred compensation subject to the provisions of IRC Section 409A as provided in Internal Revenue Service Notice 2005-1.

14. MISCELLANEOUS.

A) This Award and the Participant's rights under it are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules as the Plan Administrator may adopt. The Plan Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of the SSAR as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. The Plan Administrator in conjunction with the Company's compliance officer may designate periods during which the SSAR may not be exercised by Participants.

     The Plan Administrator may, in its sole discretion, administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and the SSAR, all of which shall be binding upon the Participant.

B) Subject to the provisions of the Plan, the Board of Directors may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant's rights under this Award, without the written consent of the Participant.

C) The Participant agrees to take all steps necessary to comply with all applicable Federal and state securities law in exercising his or her rights under this Award.

D) This Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

E) The Company's obligations under the Plan and this Award, with respect to the SSAR, shall bind any successor to the Company, whether succession results from a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

F) To the extent not preempted by Federal law, this Award shall be governed by, and construed in accordance with, the laws of the State of Delaware.

G) At all times when IRC Section 162(m) applies, all Awards to Designated Executive Officers shall comply with its requirements, unless the Plan Administrator determines that compliance is not desired or necessary for any Award or Awards. To that end, the Plan Administrator may make such adjustments it deems appropriate for a specific Award or Awards, except that a performance-based Award cannot be replaced by a non-performance-based Award if performance goals are not achieved, nor can the characterization of an Executive Officer as a Designated Executive Officer, once made, change for a given Performance Period.


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H)   This Award is subject to the terms of the Plan and Administrative
     Guidelines promulgated under it from time to time. In the event of a conflict between this document and the Plan, the Plan document as well as any determinations made by the Plan Administrator as authorized by the Plan document, shall govern.

     IN WITNESS WHEREOF, the parties have caused this Award to be executed as of the Grant Date.


Brown-Forman Corporation



By:_______________________
Bruce S. Cote
Vice President,
Director HR Employee Services





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                             FIRST AMENDMENT TO THE
                   BROWN-FORMAN 2004 OMNIBUS COMPENSATION PLAN
                     EMPLOYEE STOCK APPRECIATION RIGHT AWARD

     WHEREAS, Brown-Forman Corporation (the "Company") maintains the Brown-Forman 2004 Omnibus Compensation Plan (the "Plan"); and

     WHEREAS, the Company has previously granted stock appreciation rights in such amount(s) and such date(s) as shown on the attached Exhibit A to ___________________________ [INSERT NAME OF GRANTEE] pursuant to the Brown-Forman 2004 Omnibus Compensation Plan Employee Stock Appreciation Right Award(s), (collectively the "Awards"); and

     WHEREAS, pursuant to Section 12.2 of the Plan, the Plan Administrator may amend the Awards; and

     WHEREAS, the Plan Administrator desires to amend Section 10 of the Awards regarding adjustments in connection with a recapitalization (or other similar event) to the Shares granted thereunder.

     NOW, THEREFORE, effective August 1, 2006, the Plan Administrator hereby amends the Awards as follows:

     1. Section 10 of the Awards is amended to read as follows:

          10. RECAPITALIZATION.If there is any change in the Company's Shares through the declaration of Share dividends or through recapitalization resulting in Share splits or through merger, consolidation, exchange of Shares, or otherwise, the Plan Administrator shall adjust the number and class of Shares subject to the SAR, as well as the Grant Price, to prevent dilution or enlargement of rights.

     IN WITNESS WHEREOF, the Plan Administrator has caused this First Amendment to the Brown-Forman 2004 Omnibus Compensation Plan Employee Stock Appreciation Right Awards to be executed by its duly authorized representative on this 27th day of July, 2006, effective August 1 2006.